FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

•	First quarter net sales increased 5.1 percent to $87.3 million year-over-year

•	Net Income of $0.5 million attributable to common shareholders, or $0.03 per diluted common share during the first quarter

•	First quarter Adjusted EBITDA of $4.0 million

LEHI, Utah, May 10, 2018 – Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the first quarter ended March 31, 2018.

Management Commentary
“We continued to generate good consolidated year over year growth, driven by Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and a moderated rate of growth in NSP China. We have also seen sales stabilize in NSP Americas over the last few quarters following the disruption from last April’s ERP implementation,” commented Gregory L. Probert, Chairman and Chief Executive Officer. “Despite growth in NSP China, we did encounter some weakness during the first quarter that may continue over the coming quarters. The challenge relates to maintaining engagement of distributor leadership during these early stages of the Company’s development in China. Given we are still in the first year operating with a direct selling license, our China business is dependent upon the level of activity of a limited number of distributor leaders. While we have recently had success attracting additional leaders, we need to continue broadening the leadership ranks to create more consistency in activity levels and volume from quarter to quarter. We remain confident in our long-term growth opportunity in China despite our expectation for limited or even elusive sequential volume growth in the near-term.”

First Quarter 2018 Financial Highlights

	Net Sales by Operating Segment
	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$35,605	$38,046	(6.4)%	$128	(6.8)%
NSP Latin America	6,267	6,599	(5.0)%	128	(7.0)%
	41,872	44,645 0	(6.2)%	256	(6.8)%

NSP Russia, Central and Eastern Europe	9,551	8,446	13.1%	236	10.3%

Synergy WorldWide:
Synergy Asia Pacific	23,707	18,781	26.2%	1,531	18.1%
Synergy Europe	5,656	5,925	(4.5)%	754	(17.3)%
Synergy North America	2,454	2,607	5.9%	—	(5.9)%
	31,817	27,313	16.5%	2,285	8.1%

NSP China	4,102	2,694	52.3%	264	42.5%

	$87,342	$83,098	5.1%	$3,041	1.4%

Net sales of $87.3 million increased 5.1 percent compared to $83.1 million in the first quarter of 2017. On a local currency basis, net sales increased 1.4 percent compared to 2017. Growth was primarily related to continued growth in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China, offset by a $2.8 million decline in nets sales in NSP Americas. Net sales were also positively impacted by $3.0 million of favorable foreign currency exchange rate fluctuations.

Gross margin, as a percentage of net sales, increased to 74.0 percent from 73.9 percent in the first quarter of 2017. The modest increase in gross margin as compared to the prior year was primarily driven by changes in market mix.

Volume incentives, as a percentage of net sales, increased to 35.9 percent from 34.9 percent in the first quarter of 2017. The increase in volume incentives as a percent of net sales is primarily due to changes in promotional activity and market mix, including growth in markets where volume incentives as a percentage of net sales are higher, partially offset by growth in NSP

China where sales commissions to independent service providers are included in selling, general and administrative expenses.

Selling, general and administrative (SG&A) expenses increased by approximately $2.1 million to $32.4 million for the first quarter of 2018. The increase in SG&A is primarily related to increased depreciation related to the Company’s Oracle ERP system implemented in April 2017. As a percentage of net sales, selling, general and administrative expenses were 37.1 percent, compared to 36.5 percent for the same period in 2017.

Operating income in the first quarter of 2018 was $0.9 million or 1.0 percent as a percentage of net sales, as compared to operating income of $2.1 million or 2.5 percent as a percentage of net sales, in the first quarter of 2017.

Other income, net, in the first quarter of 2018 decreased to $0.7 million compared to $1.3 million in the first quarter of 2017. The effective income tax rate was 79.5 percent in the first quarter of 2018 compared to 44.0 percent in the first quarter of 2017.

Net income available to common shareholders was $0.5 million, or $0.03 per diluted common share, compared to $2.2 million, or $0.11 per diluted common share, in 2017. The net loss attributable to NSP China was $0.8 million, or $0.04 per diluted common share for the three months ended March 31, 2018, compared to $1.5 million, or $0.08 per diluted common share for the first quarter of 2017.

Adjusted EBITDA was $4.0 million, compared to $4.3 million in 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense. A reconciliation of Net Income to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow
Net cash provided by operating activities was $3.7 million for the first quarter of 2018, compared to $0.8 million provided by operating activities for the prior year period. Capital expenditures during the first quarter of 2018 totaled $0.5 million compared to $2.7 million in the first quarter of 2017. The Company ended the first quarter of 2018 with cash and cash equivalents of $42.3 million.

Active Distributors and Customers by Segment (1)

	2018		2017
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	107,700	6,500	123,500	7,300
NSP Russia, Central and Eastern Europe	69,100	3,500	64,700	3,100
Synergy WorldWide	47,300	3,700	46,100	4,500
Total	224,100	13,700	234,300	14,900

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Manager, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was approximately 491,000 as of March 31, 2018.

In China, the Company does not sell its products through Managers and Distributors, but rather through independent service providers who are compensated for marketing, sales support, and other services.

Conference Call
Nature’s Sunshine Products will host a conference call to discuss its first quarter 2018 results on Thursday, May 10, 2018 at 5:30 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-877-423-9813, conference ID: 13679461. International callers can dial 1-201-689-8573, conference ID: 13679461. A replay will be available from May 10, 2018 at 8:30 PM Eastern Time through May 24, 2018 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 13679461. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products
Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 491,000 independent Managers, Distributors and Customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas;

NSP Russia, Central and Eastern Europe; Synergy WorldWide; and NSP China). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;

•	legal challenges to the Company's direct selling program or to the classification of its independent distributors;

•	effect of complex legal and regulatory requirements, particularly in China and South Korea;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	its ability to attract and retain independent distributors;

•	the loss of one or more key independent distributors who have a significant sales network;

•	the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in China, or difficulty or increased cost of importing products into China;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by its independent distributors;

•	its relationship with, and its inability to control the actions of, its independent distributors, and other third parties with whom it does business;

•	changes to its independent distributor compensation plans;

•	geopolitical issues and conflicts;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of its customers to purchase products;

•	risks associated with the manufacturing of the Company's products;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation, including the impact of the Tax Cuts and Jobs Act;

•	availability and integrity of raw materials;

•	the competitive nature of its business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights; and

•	reliance on third-parties to distribute its products and provide support services to independent distributors.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Net Income to Adjusted EBITDA, the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net sales	$87,342	$83,098
Cost of sales	(22,713)	(21,728)
Gross profit	64,629	61,370

Operating expenses:
Volume incentives	31,362	28,983
Selling, general and administrative	32,386	30,336
Operating income	881	2,051
Other income, net	740	1,275
Income before provision for income taxes	1,621	3,326
Provision for income taxes	1,288	1,463
Net income	333	1,863
Net loss attributable to noncontrolling interests	(165)	(297)
Net income attributable to common shareholders	$498	$2,160

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.03	$0.11

Diluted earnings per share attributable to common shareholders	$0.03	$0.11

Weighted average basic common shares outstanding	19,010	18,845
Weighted average diluted common shares outstanding	19,353	19,260

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$42,303	$42,910
Accounts receivable, net of allowance for doubtful accounts of $440 and $395, respectively	8,259	8,888
Assets held for sale	998	998
Inventories	43,655	44,047
Prepaid expenses and other	5,693	5,666
Total current assets	100,908	102,509

Property, plant and equipment, net	67,094	69,106
Investment securities - trading	1,753	1,980
Intangible assets, net	686	709
Deferred income tax assets	8,354	8,283
Other assets	12,755	12,608
	$191,550	$195,195

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,143	$4,215
Accrued volume incentives and service fees	20,064	18,774
Accrued liabilities	24,594	24,980
Deferred revenue	2,279	3,348
Income taxes payable	1,598	1,834
Related party note payable	1,013	506
Total current liabilities	54,691	53,657

Revolving credit facility	7,725	13,181
Liability related to unrecognized tax benefits	4,715	4,633
Deferred compensation payable	1,753	1,980
Long-term deferred income tax liability	783	770
Other liabilities	872	1,242
Total liabilities	70,539	75,463

Shareholders’ equity:
Common stock, no par value; 50,000 shares authorized, 19,046 and 18,919 shares issued and outstanding, respectively	131,830	131,525
Retained deficit	(720)	(2,072)
Noncontrolling interests	246	411
Accumulated other comprehensive loss	(10,345)	(10,132)
Total shareholders’ equity	121,011	119,732
	$191,550	$195,195

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$333	$1,863
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	46	(22)
Depreciation and amortization	2,601	1,451
Share-based compensation expense	543	778
Gain on sale of property and equipment	—	(16)
Deferred income taxes	(46)	263
Purchase of trading investment securities	(50)	(266)
Proceeds from sale of trading investment securities	265	33
Realized and unrealized (gains) losses on investments	23	(49)
Foreign exchange gains	(967)	(1,303)
Changes in assets and liabilities:
Accounts receivable	683	(926)
Inventories	856	(850)
Prepaid expenses and other current assets	18	(186)
Other assets	27	88
Accounts payable	957	346
Accrued volume incentives and service fees	1,062	2,471
Accrued liabilities	(1,148)	(3,466)
Deferred revenue	(1,069)	293
Income taxes payable	(261)	(70)
Liability related to unrecognized tax positions	68	59
Deferred compensation payable	(227)	283
Net cash provided by operating activities	3,714	774
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(489)	(2,711)
Proceeds from sale of property, plant and equipment	—	522
Net cash used in investing activities	(489)	(2,189)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	—	(1,886)
Principal payments on new revolving credit facility	(5,456)	—
Net borrowings on previous revolving credit facility	—	3,341
Proceeds from borrowings on related party note	500	—
Net proceeds from exercise of stock options	(238)	—
Payment of withholding taxes related to the vesting of restricted stock units	—	(512)
Net cash (used in) provided by financing activities	(5,194)	943
Effect of exchange rates on cash and cash equivalents		1,248
Net increase (decrease) in cash and cash equivalents	(607)	776
Cash and cash equivalents at beginning of the period	42,910	32,284
Cash and cash equivalents at end of the period	$42,303	$33,060

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017

Net income	$333	$1,863
Adjustments:
Depreciation and amortization	2,601	1,451
Share-based compensation expense	543	778
Other income, net*	(740)	(1,275)
Provision for income taxes	1,288	1,463
Adjusted EBITDA	$4,025	$4,280

* Other income, net is primarily comprised of foreign exchange gains and losses, interest income, and interest expense.

Contact:

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com